UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Eason Education Kingdom Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52273

(Commission File Number)

88-0435998

 (IRS Employer Identification No.)

Unit 19, 35/F., Tower 1,

Millennium City 1, No. 388 Kwun Tong Road,

Kwun Tong, Kowloon, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 2111-0810

Registrant’s telephone number, including area code

________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective May 27, 2020, Chu Kin Hon resigned as a Director of Eason Education Kingdom Holdings, Inc. (the “Company”).  There were no disagreements between Mr. Chu and the Company that caused his resignation.

Effective May 27, 2020, Cheng Kin Ning resigned as Chief Financial Officer, Secretary and Treasurer of the Company.  There were no disagreements between Mr. Cheng and the Company that caused his resignation.

Effective May 27, 2020, Law Wai Fan resigned as Chief Executive Officer and President of the Company.  There were no disagreements between Ms. Law and the Company that caused her resignation.

Effective May 27, 2020, Marie Huen Lai Chun resigned as Chief Executive Officer of the Company.  There were no disagreements between Ms. Huen and the Company that caused her resignation.

Effective May 27, 2020, Leung Tin Lung David was appointed as President, Secretary, and Treasurer and a Director of the Company.  Mr. Leung is currently the sole director and officer of the Company.

Mr. Leung, age 58, is a long-term veteran in the travel industry, with many years of experience working with government and travel trade partners.  He is the founder and has been the Managing Director of JJ Explorer Tour Limited, a position he has held since 2007.  From 2011 until 2017, Mr. Leung was the Marketing Representative of Philippine Department of Tourism, Hong Kong and Macau.  Mr. Leung graduated from the University of Minnesota in 1984.

Mr. Leung holds 233,813,213, or 75.2% of the issued and outstanding, shares of common stock of the Company, and is not a party to any agreement, arrangement or understanding with the Company.

Mr. Leung’s prior business experience led to our conclusion that Mr. Leung should be serving as a member of our Board of Directors in light of our business and structure.

Item 5.01 Changes in Control of Registrant.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eason Education Kingdom Holdings, Inc. (Registrant)

Date: June 9, 2020	By:	/s/ Leung Tin Lung David
	Name:	Leung Tin Lung David
	Title:	President (principal executive officer, principal accounting officer and principal financial officer)

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